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                                                                   Exhibit 10.19


                        FIRST AMENDMENT TO RETAIL LEASE
                        -------------------------------

     THIS First Amendment to Retail Lease ("Amendment")is made this   4th  day
                                                                    ------
of  January        , 1996, by and between SOUTHBRIDGE PLAZA, L.P., a Colorado
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limited partnership ("Landlord"), and COLORADO BUSINESS BANK, N.A., formerly known as EQUITABLE BANK OF LITTLETON, N.A., a national banking association ("Tenant").

                                    RECITALS
                                    --------

     A. Landlord and Tenant are parties to a certain Retail Lease (the "Lease"), dated April 1, 1991, governing Tenant's occupancy of certain space at the Southbridge Plaza Shopping Center in Littleton, Colorado (the "Premises").

     B.   The parties desire to amend the terms of the Lease as provided below.

                                   AGREEMENT
                                   ---------

     FOR VALUABLE CONSIDERATION, the parties agree as follows:

     1.   Extension of Term.  The term of the Lease is hereby extended so that
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it will expire on December 31, 2000, instead of the original termination date of
September 30, 1996.

     2.   Modification of Base Rent.  The "Base Rent" (as that term is defined
          -------------------------
in Section 4 of the Lease) is hereby amended to require Tenant to make the following payments:

          (a) From and including January 1, 1996, through and including December 31, 1996, Tenant shall pay Landlord on the first day of each and every month the sum of $6,937.58;

          (b) From and including January 1, 1997, through and including December 31, 1997, Tenant shall pay Landlord on the first day of each and every month the sum of $7,503.92;

          (c) From and including January 1, 1998, through and including December 31, 1998, Tenant shall pay Landlord on the first day of each and every month the sum of $7,645.50;

          (d) From and including January 1, 1999, through and including December 31, 1999, Tenant shall pay Landlord on the first day of each and every month the sum of $8,070.25;

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          (e) From and including January 1, 2000, through and including December
              31, 2000, Tenant shall pay Landlord on the first day of each and every month the sum of $8,353.42;

     Accordingly, the total Base Rent owing from and including January 1, 1996, through and including December 31, 2000, shall total $462,128.00. All Base Rent accruing prior to January 1, 1996, shall accrue in accordance with the terms of the Lease as originally drafted. In addition to Base Rent, all other charges and amounts owing under the Lease, including, without limitation, Additional Rent (as that term is defined in the Lease) shall also accrue in accordance with the Lease terms as originally drafted.

     3. Deletion of Section 4.3.2. Section 4.3.2 of the Lease, dealing with the "Cap on CAM" is hereby deleted in its entirety.

     4.   Tenant's Work Allowance.  Landlord will provide Tenant an improvement
          -----------------------
allowance to partially compensate Tenant for any improvements that Tenant may make to the Premises (the "Allowance"). The Allowance shall be in the amount of $10,000.00, or the actual costs incurred by Tenant to complete such improvements, whichever amount is less. The Allowance shall be utilize by Tenant is its reasonable discretion to improve the Premises in a manner which is in strict compliance with Section 10.5 of the Lease. Such compliance shall included, without limitation, obtaining Landlord's prior written consent prior to making such improvements. Landlord shall only be obligated to pay Tenant the Allowance if each of the following conditions are strictly satisfied:

          (a) All such work is completed by Tenant in accordance with Section
              10.5 of the Lease, and Landlord receives copies of paid invoices or other similar documentation acceptable to Landlord evidencing work performed and/or materials supplied;

          (b) Tenant delivers to Landlord all lien waivers in form satisfactory to Landlord for the work performed and/or materials supplied;

          (c) all such work must be substantially completed by Tenant in a manner consistent with the plans and specifications submitted pursuant to Section 10.5 of the Lease;

          (d) All applicable permits and certificates of occupancy have been issued by all appropriate government agencies; and

          (e) Tenant is not then in default under the terms of the Lease.

Tenant shall contract directly with all applicable contractors, subcontractors, and materialmen providing any of the services or materials necessary to complete such improvements. No other

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person or entity is an intended beneficiary of this provision and Landlord shall have no obligation whatsoever to pay any materialmen, contractors, subcontractors or other person for any improvements to the Premises. The Allowance shall not be used to compensate Tenant for any "personal property", except for fixtures which become part of the "fee" interest of the Premises and owned exclusively by Landlord. Accordingly, Tenant shall not remove or disturb such improvements upon vacating the Premises.

     5.   Right to Extend Lease Term.  The "Right to Extend Lease Term", set
          --------------------------
forth in Section 3.1 of the Lease, is hereby deleted. Notwithstanding the foregoing, if Tenant is never in default under the provisions of the Lease, Tenant shall have the option to extend the term of this Lease for one additional five-year extension period beginning on January 1, 2001, and ending on December 31, 2005. As a condition to the exercise of such option, Tenant shall deliver written notice of Tenant's desire to extend the term to Landlord no more than 12 months and no less than six months prior to the expiration of the initial period of the term of the Lease. Upon the giving of such notice by Tenant, Landlord and Tenant shall enter into good faith negotiations intended to reach agreement upon the Base Rent for such extension period. If Landlord and Tenant reach agreement upon the Base Rent for such extension period by October 1, 2000, the term of this Lease shall be automatically extended for such extension period without the necessity of any further agreement or document. Such extension shall be upon all the terms, covenants and conditions of the initial period of the term of the Lease except that: (i) there shall be no further right to extend after the expiration of the extension period; (ii) the limitation on Tenant's payment of Operating Expenses set forth in Section 4.3.2 shall not apply during the extension period; and (iii) the amount of the Base Rent for each month of the extension period shall be an amount agreed upon by Landlord and Tenant which reflects market rents for similar space at the beginning of the extension period. If, for any reason, Landlord and Tenant are unable to reach agreement upon the amount of Base Rent for such extension period by October 1, 2000, the option to extend the term of the Lease granted pursuant to this paragraph shall terminate and the term of this Lease shall expire on December 31, 2000.

     6.   Release of Landlord.  Tenant hereby releases and fully discharges
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Landlord, its employees, officers, agents, representatives, directors, shareholders, partners, predecessors, successors, and assigns from any and all claims, causes of action, counterclaims, defenses, and rights to offset which exist as of the date of this Amendment, whether the same are known or unknown.

     7.   Ratification.  Except as expressly modified herein, all of the terms
          ------------
and provisions of the Lease are hereby ratified and confirmed as if fully set forth herein, and shall be binding upon the parties hereto, their respective heirs, representatives, successors, and assigns, and all guarantors, if any, of the Lease. Should any provision of this Amendment conflict with any provision in the Lease, the provision set forth herein shall control.

     8.   Tenant Acknowledgment.  Tenant hereby acknowledges that:
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          (a) It has had an opportunity to consult with its own independent legal counsel concerning the legal significance of this Amendment;

          (b) It is not relying on any legal advice or information provided by Landlord or its counsel; and

          (c) It has received and reviewed the Amendment and understands the provisions and responsibilities outlined therein, as modified hereby.

     9.   HVAC Condition.  On or before December 31, 1995, Landlord shall cause
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the heating, air conditioning and ventilation system at the Premises to be inspected by a company which is in the business of repairing such systems. If such system is in need of repair, Landlord shall cause the system to be repaired so that it is in good operating condition. If Tenant does not object to the condition of such system on or before January 15, 1996, then Tenant shall have waived its right to contest the condition of such system. From and including January 15, 1996, through the balance of the Lease term, the repair, maintenance and replacement obligations for such system shall rest solely on Tenant. Upon written request from Tenant, Landlord shall assign to Tenant all manufacturer's and/or supplier's warranties concerning the HVAC system, if any, to the extent the same are assignable. Landlord will not warrant in any fashion the HVAC system.

     10.  Lack of Default.  Landlord and Tenant each hereby acknowledge that the
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other party is not in default under any term or provision set forth in the Lease as of the date of this Amendment.

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     11.  Counterpart.  This Amendment may be executed in separate counterparts,
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each of which is deemed to be an original and all of which taken together shall constitute the same Amendment.

                                      LANDLORD:

                                      SOUTHBRIDGE PLAZA, L.P., a Colorado
                                      Limited Partnership

                                      By: SBG Joint Venture, a Colorado General
                                          Partnership, general partner

                                      By: Sevo Financial Network of Denver,
                                          Inc., a Colorado corporation, general
                                          partner

                                      By: /s/ [Officer of Sevo Financial Network
                                          --------------------------------------
                                          of Denver, Inc.]
                                          ----------------
                                      Title: President
                                             -----------------------------------


                                      TENANT:

                                      COLORADO BUSINESS BANK, N.A.,
                                      formerly known as EQUITABLE BANK OF
                                      LITTLETON, N.A.


                                      By:  /s/ Darrell J. Schulte
                                           -------------------------------------
                                      Title: President
                                             -----------------------------------

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